UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

KENVUE LLC

(as successor in interest to Kenvue Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-41697	41-4608022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Kenvue Way
 Summit, New Jersey 07901

(Address of Principal Executive Offices) (Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	KVUE	The New York Stock Exchange*

* On November 2, 2026, the New York Stock Exchange filed a Form 25-NSE with the United States Securities and Exchange Commission, which will delist the Common Stock from the New York Stock Exchange on November 12, 2026.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On November 4, 2026 (the “Settlement Date”), Kimberly-Clark Corporation (“Kimberly-Clark”) completed the previously announced offers to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding Kenvue Notes (as defined below) issued by Kenvue LLC (as successor in interest to Kenvue Inc.) (“Kenvue”) for up to $7,000,000,000 aggregate principal amount of new notes issued by Kimberly-Clark and cash and related consent solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) made by Kimberly-Clark on behalf of Kenvue to adopt certain amendments (the “Amendments”) to the Kenvue Indenture (as defined below) governing the Kenvue Notes. Pursuant to the Exchange Offers and Consent Solicitations, the aggregate principal amounts of the Kenvue Notes set forth below were validly tendered and accepted for exchange. Such accepted Kenvue Notes have been retired and canceled and will not be reissued. Following such cancellation, the aggregate principal amounts of the Kenvue Notes set forth below remain outstanding.

Title of Series of Kenvue Notes	Aggregate Principal Amount Tendered, Accepted and Cancelled	Aggregate Principal Amount Outstanding Following Settlement
5.050% Senior Notes due 2028	$739,347,000	$260,653,000
5.000% Senior Notes due 2030	$846,989,000	$153,011,000
4.850% Senior Notes due 2032	$702,706,000	$47,294,000
4.900% Senior Notes due 2033	$1,152,617,000	$97,383,000
5.100% Senior Notes due 2043	$728,377,000	$21,623,000
5.050% Senior Notes due 2053	$1,478,073,000	$21,927,000
5.200% Senior Notes due 2063	$727,930,000	$22,070,000

As previously disclosed, prior to settlement of the Exchange Offers and Consent Solicitations and upon receipt of the requisite consents to adopt the Amendments with respect to each series of Kenvue Notes, Kenvue Inc. entered into a Third Supplemental Indenture, dated as of October 9, 2026 (the “Kenvue Third Supplemental Indenture”), to the indenture, dated as of March 22, 2023, between Kenvue Inc. and Deutsche Bank Trust Company Americas, as trustee (the “Kenvue Base Indenture”), as supplemented by (i) the first supplemental indenture, dated as of March 22, 2023 (the “Kenvue First Supplemental Indenture”), providing for the issuance of Kenvue’s 5.050% Senior Notes due 2028 (the “Kenvue 2028 Notes”), 5.000% Senior Notes due 2030 (the “Kenvue 2030 Notes”), 4.900% Senior Notes due 2033 (the “Kenvue 2033 Notes”), 5.100% Senior Notes due 2043 (the “Kenvue 2043 Notes”), 5.050% Senior Notes due 2053 (the “Kenvue 2053 Notes”) and 5.200% Senior Notes due 2063 (the “Kenvue 2063 Notes”) and (ii) the second supplemental indenture, dated as of May 22, 2025 (the “Kenvue Second Supplemental Indenture” and, together with the Kenvue Base Indenture and the Kenvue First Supplemental Indenture, and as further supplemented from time to time, the “Kenvue Indenture”), providing for the issuance of Kenvue’s 4.850% Senior Notes due 2032 (the “Kenvue 2032 Notes” and, together with the Kenvue 2028 Notes, the Kenvue 2030 Notes, the Kenvue 2033 Notes, the Kenvue 2043 Notes, the Kenvue 2053 Notes and the Kenvue 2063 Notes, the “Kenvue Notes”). The Kenvue Third Supplemental Indenture was effective upon execution, and the Amendments with respect to each series of the Kenvue Notes became automatically operative upon the Settlement Date. The Kenvue Third Supplemental Indenture amended the Kenvue Indenture to (1) eliminate substantially all of the restrictive covenants in the Kenvue Indenture with respect to each series of Kenvue Notes, (2) eliminate certain of the events which may lead to an “Event of Default” in the Kenvue Indenture with respect to each series of Kenvue Notes (other than for the failure to pay principal, premium or interest), (3) eliminate the Securities and Exchange Commission reporting covenant in the Kenvue Indenture with respect to each series of Kenvue Notes and (4) eliminate certain restrictions on Kenvue in the Kenvue Indenture with respect to each series of Kenvue Notes from consolidating with or merging into any other person or conveying, transferring or leasing all or any of its properties and assets to any person.

The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which was filed as Exhibit 4.1 to Kenvue Inc.’s Current Report on Form 8-K filed with the Securities Exchange Commission on October 13, 2026 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Third Supplemental Indenture, dated as of October 9, 2026, between Kenvue Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-41697) filed by Kenvue Inc. with the Securities and Exchange Commission on October 13, 2026).
104	The cover page from Kenvue LLC’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE LLC (as successor in interest to Kenvue Inc.)

Date: November 4, 2026	By:	/s/ Jeff McFall
	Name:	Jeff McFall
	Title:	Assistant Secretary